June 30, 2009

TO:	All Stockholders (Individually Addressed)
SUBJECT:	Report for the Month

At the Bank

Advances Averaged $94.6 Billion

In May, advances averaged $94.6 billion. Although this is a $2.0 billion decrease from April’s average, May’s average is up $8.5 billion from May 2008 and up $34.5 billion from May 2007. Month-end advances totaled $95.1 billion. Overall advance demand is still low as member lenders continued to experience increased retail deposit growth and the effects of general deleveraging are being seen. The broader advance picture underscores the point that the Home Loan Bank is a trusted source of liquidity for the housing market. We are a support player as we assist the community banker who is there to make responsible loans.

Regional Meeting Completed for the Year

This past week, the Home Loan Bank of New York completed its eighth and final business update forum for 2009. Beginning in Buffalo in February, and moving through upstate and downstate New York, north and south New Jersey, and finally Puerto Rico, we met with over 100 member lenders and 180 senior executives. We discussed our solid performance record and the strength of the New York Bank amid the market turbulence. We look forward to keeping up an open dialog and to responding quickly to our members/owners. If you would like to discuss these business update meetings, please contact Kevin Neylan, SVP and Head of Strategy and Business Development, at (212) 441-6818 or Adam Goldstein, SVP and Head of Sales and Marketing, at (212) 441-6703.

Nominations Period Opening for 2009 Election of FHLBNY Directors

On July 1, 2009, an announcement package regarding the 2009 Member and Independent Director Election process will be mailed to all stockholders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands who are eligible to vote. One Member Director seat from each of New Jersey, New York, and Puerto Rico/U.S. Virgin Islands will be up for election this year. In addition, two Independent Director seats will be also up for election. Each of the individuals elected in 2009 will serve for a term of office that commences on January 1, 2010.

As the announcement package indicates, the first part of the election process involves the submission of Member Director Nomination certificates and Independent Director Application forms. These documents must be received at the FHLBNY by 5:00 p.m. on July 31, 2009.

Please be on the lookout for your director election announcement package. If you have any questions, please contact Barbara Sperrazza at sperrazza@fhlbny.com.

July 4, 2009: 233 Years Young

The Home Loan Bank team thanks our members for your use of our products and services that allow you to expand the responsible availability of mortgage credit, to compete effectively in your market, and to promote strong communities. And we hope each of you has an enjoyable weekend in Celebration of Our Nation’s Birthday.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.